Exhibit 10.11

FIRST AMENDMENT TO
PROMISSORY NOTE

This First Amendment to Promissory Note (this “Amendment”) dated as of May 12, 2025 (the “Effective Date”) is entered into by and between Channel Therapeutics Corporation, a Nevada corporation (the “Company”), and 3i, L.P., a Delaware limited partnership (the “Holder”).

RECITALS

A.           On February 25, 2025, the Company issued to Holder an unsecured promissory note (the “Original Note”), in an aggregate principal amount of $325,000.

B.           The Holder and the Company desire to amend the Original Note pursuant to and in accordance with the terms set forth herein.

C.           Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Note.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Amendment. The preamble of the Original Note is hereby deleted in its entirety and replace by the following:

“FOR VALUE RECEIVED, Channel Therapeutics Corporation, a Nevada corporation (the “Company”), promises to pay to 3i, L.P., a Delaware limited partnership (the “Holder”), or its registered assigns, in lawful money of the United States of America, the principal sum of THREE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($325,000.00) or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date hereof, as provided in this Promissory Note (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Note”) on the unpaid principal balance at a rate equal to 6.0% simple interest per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earliest to occur of the following: (i) September 30, 2025 (the “Maturity Date”); (ii) the consummation of a Corporate Event (as defined below); or (iii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof.”

2.           Miscellaneous.

(a)           Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Holder.

(b)           Entire Agreement. This Amendment together with the Original Note constitutes the entire agreement of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Holder with respect to the subject matter hereof. Except as amended by this Amendment, the Original Note shall continue in full force and effect.

(c)           Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

COMPANY:

Channel Therapeutics Corporation,
a Nevada corporation

By:	/s/ Francis Knuettel
Name: Francis Knuettel II
Title: CEO

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

HOLDER:

3i, L.P.,
a Delaware limited partnership

By:	/s/ Maier Tarlow
Name: Maier Tarlow
Title: Manager On Behalf of the GP